                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

    Filed by the registrant /X/

    Filed by a party other than the registrant / /
    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               MORTON'S RESTAURANT GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               MORTON'S RESTAURANT GROUP, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6 (i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary proxy materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
         -----------------------------------------------------------------------
     (3) Filing party:
         -----------------------------------------------------------------------
     (4) Date filed:
         -----------------------------------------------------------------------

                        MORTON'S RESTAURANT GROUP, INC.

                            3333 NEW HYDE PARK ROAD
                         NEW HYDE PARK, NEW YORK 11042

Dear Stockholder:

    You are cordially invited to the Annual Meeting of Stockholders of Morton's Restaurant Group, Inc. to be held on May 12, 1998, at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, at 9:00 a.m.

    The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes proposals to (i) elect two directors and (ii) ratify the re-appointment of KPMG Peat Marwick LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending December 27, 1998.

    We hope that you will be able to attend the Annual Meeting in person. In any event, in order that we may be assured of a quorum, we request that you complete, sign, date and return the enclosed proxy as soon as possible. Your vote is important regardless of the number of shares you own.

                                          Sincerely,

                                          /s/ Allen J. Bernstein

                                          ALLEN J. BERNSTEIN

                                          CHAIRMAN OF THE BOARD,

                                          PRESIDENT AND

                                          CHIEF EXECUTIVE OFFICER

March 25, 1998

                        MORTON'S RESTAURANT GROUP, INC.

                            3333 NEW HYDE PARK ROAD
                         NEW HYDE PARK, NEW YORK 11042

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1998

                            ------------------------

To the Stockholders of
  MORTON'S RESTAURANT GROUP, INC.

    The Annual Meeting of Stockholders of Morton's Restaurant Group, Inc. (the "Company") will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, on Tuesday, May 12, 1998, at 9:00 a.m., for the following purposes:

        1. to elect two directors to Class 3 of the Board of Directors to serve three-year terms and until their successors are duly elected and qualified;

        2. to ratify the re-appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the fiscal year ending December 27, 1998; and

        3. to consider and transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on March 24, 1998 will be entitled to vote at the meeting.

                                          Agnes Longarzo
                                          SECRETARY

March 25, 1998

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

                        MORTON'S RESTAURANT GROUP, INC.
                            3333 NEW HYDE PARK ROAD
                         NEW HYDE PARK, NEW YORK 11042

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1998

                            ------------------------

                            SOLICITATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of Morton's Restaurant Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, on Tuesday, May 12, 1998, at 9:00 a.m., or at any adjournment or adjournments thereof (the "Annual Meeting").

    A proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). A proxy which is properly signed, submitted and not revoked will be voted for the nominees for director named in proposal 1 and in favor of proposal 2 unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy in their discretion upon such other business as may be properly brought before the meeting.

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. It is anticipated that the mailing of this Proxy Statement will commence on or about March 26, 1998.

                               VOTING SECURITIES

    The Company had outstanding 6,607,665 shares of common stock, par value $.01 per share ("Common Stock"), at the close of business on March 23, 1998, which are the only securities of the Company entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the meeting. Only stockholders of record at the close of business on March 24, 1998 will be entitled to vote.

                               VOTING PROCEDURES

    The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by an inspector of elections appointed by the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. The two nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be elected directors of the Company.

    Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum. Since Proposal 2 must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented and entitled to vote, at the Annual Meeting, abstentions on that proposal will also have the effect of a negative vote.

    Under the rules of the New York Stock Exchange (NYSE), brokers who hold shares in street name have the authority to vote on certain routine items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the non-contested election of directors, amendments to the Certificate of Incorporation and ratification of auditors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of Proposals 1 and 2.

    Shares of Common Stock held by stockholders who do not return a signed and dated proxy will not be considered present at the Annual Meeting, will not be counted towards a quorum and will not be voted on any matter.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

    The Certificate of Incorporation of the Company provides for the classification of the Board of Directors into three classes, with the classes being as nearly equal in number as possible. The current term of office of the Class 3 directors will expire at the 1998 annual meeting; the current term of office of the Class 1 directors will expire at the 1999 annual meeting; and the current term of office of the Class 2 directors will expire at the 2000 Annual Meeting (in each case, when their respective successors are duly elected and qualified). The class of directors to be elected at each annual meeting will be elected for a three-year term and the directors in the other classes will continue in office.

    The Certificate of Incorporation permits the Board of Directors to create new directorships and to elect new directors therefor to serve for the full term of the class of directors in which the new directorship was created. The by-laws of the Company provide that a vacancy on the Board of Directors occurring from an increase in the number of directors or otherwise may be filled by the vote of a majority of directors then in office, though less than a quorum, or by a sole remaining director.

    The Company's by-laws provide that the Board of Directors shall consist of not less than three nor more than nine directors. The Board of Directors has fixed the number of directors at seven. The terms of Allen J. Bernstein and John
K. Castle expire at the Annual Meeting. Mr. Bernstein and Mr. Castle have been renominated by the Board of Directors for election at the Annual Meeting as Class 3 directors to serve (subject to the Company's by-laws) until the election and qualification of their successors at the 2001 annual meeting of stockholders. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated), the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve.

    The following table sets forth information with respect to the nominees and each of the directors whose term extends beyond the Annual Meeting, including the year in which the nominees' terms would expire, if elected.

                                                                                  YEAR TERM EXPIRES,
                                                                                    IF ELECTED, AND
NAME                                                 AGE        DIRECTOR SINCE           CLASS
-----------------------------------------------      ---      ------------------  -------------------
Lee M. Cohn....................................          50   August 1997              1999 Class 1
Dianne H. Russell..............................          54   May 1993                 1999 Class 1
Alan A. Teran..................................          52   May 1993                 1999 Class 1
David B. Pittaway..............................          46   December 1988            2000 Class 2
Dr. John J. Connolly...........................          58   October 1994             2000 Class 2
Allen J. Bernstein.............................          52   December 1988            2001 Class 3
John K. Castle.................................          57   December 1988            2001 Class 3

    Lee M. Cohn has been a Director of the Company since August 1997. Mr. Cohn co-founded and has been the chief executive officer of Big 4 Restaurants, Inc. since 1973. Mr. Cohn has served on the boards of Valley Big Brothers and the Phoenix Ballet Company and is an active member of The Phoenix Thunderbirds, The Fiesta Bowl Committee and the Young Presidents Organization (YPO).

    Dianne H. Russell has been a Director of the Company since May 1993. Ms. Russell is a Senior Vice President and Manager of the Merchant Banking Operations of Imperial Bank in Boston. Formerly, Ms. Russell was President of Hyde Boston Capital, a financial consulting company, since January 1992, and before that, a Senior Vice President and Department Executive at The First National Bank of Boston, a national bank, where she was employed from 1975 to 1991.

    Alan A. Teran has been a Director of the Company since May 1993. Mr. Teran was the President of Cork 'N Cleaver Restaurants from 1975 to 1981. Since 1981, Mr. Teran has been a principal in private restaurant businesses. Mr. Teran has served as a Director of Good Times, Inc., a restaurant company, since April 1994 and previously served on the Board of Boulder Valley Bank and Trust from 1990 to 1997.

    David B. Pittaway has been a Director of the Company since December 1988. He was a Vice President from December 1988 through May 1993 and Assistant Secretary from May 1988 through September 1993. Mr. Pittaway has been Vice President and Secretary of Castle Harlan, Inc., a private merchant bank in New York City since February 1987 and Managing Director since February 1992. Mr. Pittaway has been Vice President and Secretary of Branford Castle, Inc., an investment company, since October 1986 and Vice President, Chief Financial Officer and a Director of Branford Chain, Inc., a marine wholesale company, since June 1987. Prior thereto, Mr. Pittaway was Vice President of Strategic Planning and Assistant to the President of Donaldson Lufkin & Jenrette, Inc., an investment bank, from 1985. Mr. Pittaway is a Managing Director of Statia Terminals Group, N.V., and a Director of Commemorative Brands, Inc. and Charlie Browns Acquisition Corp.

    Dr. John J. Connolly has been a Director since October 1994. He is the President and Chief Executive Officer of Castle Connolly Medical LTD., a Fellow of the New York Academy of Medicine and a member of the New York Academy of Science. He serves on the President's Advisory Council of the United Hospital Fund, as a Director of the New York Business Group on Health and on the Executive Committee of Funding First. He has also served as a member of the Board of Trustees of St. Agnes Hospital in White Plains and as Chairman of the Board of Trustees of St. Francis Hospital in Poughkeepsie. He is a Director, founder and past Chairman of the American Lyme Disease Foundation and a Trustee and Chairman of the Culinary Institute of America. He is also a Director of the Westchester County Association, Chairman of the Advisory Board of the Office of Substance Abuse Ministry of the Archdiocese of New York and a Director of the Friends of the National Library of Medicine. Dr. Connolly presently serves as Chairman of AlphaGene, Inc., Bedford Partners, Inc., and Health Enhancement, Inc.

    Allen J. Bernstein has been Chairman of the Board of the Company since October 1994 and Chief Executive Officer and a Director of the Company since December 1988. He has been President of the Company since September 1997 and was previously President of the Company from December 1988 through October 1994. Prior to co-founding the Company, Mr. Bernstein served as a Chairman and Chief Executive Officer of Le Peep Restaurants, Inc. from July 1983 to December 1988 and its predecessors from July 1981. From 1975 to 1981, Mr. Bernstein was President and Chief Operating Officer of Wenco Food Systems, Inc., a New York City area franchisee for Wendy's Restaurants, Inc. Mr. Bernstein has been a Director of Dave and Busters, Inc. since February 1996.

    John K. Castle has been a Director of the Company since December 1988. Mr. Castle is Chairman and Chief Executive Officer of Branford Castle, Inc., an investment company formed in 1986. Since 1987, Mr. Castle has been Chairman of Castle Harlan, Inc., a private merchant bank in New York City. Immediately prior to forming Castle Harlan, Inc., Mr. Castle was President and Chief Executive Officer and a Director of Donaldson Lufkin & Jenrette, Inc., one of the nation's leading investment banking firms. Mr. Castle is a Director of Sealed Air Corporation, Commemorative Brands, Inc., Universal Compression,

Inc., a Managing Director of Statia Terminals Group, N.V. and is a member of the Corporation of the Massachusetts Institute of Technology. Mr. Castle is also a trustee of the New York and Presbyterian Hospital, Inc., the Whitehead Institute of Biomedical Research and New York Medical College (for 11 years he was Chairman of the Board). Formerly, Mr. Castle was a Director of The Equitable Life Assurance Society of the United States.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company held four meetings during the fiscal year ended December 28, 1997 ("fiscal 1997"). Each current director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he or she was a member during such year.

    The Board of Directors has created three standing committees: a three-member Executive Committee, a three-member Audit Committee and a three-member Compensation and Stock Option Committee.

    The Executive Committee has and may exercise between meetings of the Board of Directors all the power and authority of the Board of Directors in the management of the business affairs of the Company, subject to certain limitations. The Executive Committee held four meetings in fiscal 1997. Its members are Allen J. Bernstein, John K. Castle and David B. Pittaway.

    The Audit Committee recommends to the Board of Directors the engagement of the independent auditors, and has the authority to review with the auditors and with the Company's management all matters relating to the annual audit of the Company. The Audit Committee held two meetings in fiscal 1997. Its members are David B. Pittaway, Dianne H. Russell and Alan A. Teran.

    The Compensation and Stock Option Committee has the authority to review and approve the remuneration arrangements for executive officers and employees of the Company, review the benefit plans for employees and select participants, approve awards under, interpret and administer the employee benefit plans of the Company. The Compensation Committee held four meetings in fiscal 1997. Its members are John K. Castle, Lee M. Cohn and John J. Connolly.

    The Board of Directors does not have a nominating committee. Changes in directors are considered by the whole Board of Directors.

    The Company's Certificate of Incorporation provides that nominations for the election of directors may be made by any stockholder in writing, delivered or mailed to the Secretary of the Company, Morton's Restaurant Group, Inc., 3333 New Hyde Park Road, New Hyde Park, New York 11042, not less than 45 days nor more than 60 days prior to the meeting, except that if less than 55 days notice or prior public disclosure of the meeting is given or made to stockholders, such written notice shall be received not later than the close of business on the tenth day following the day on which notice of the meeting was mailed or such public disclosure was made, whichever first occurs. Each notice shall set forth all information regarding each nominee proposed in such notice that would be required to be included in a proxy statement soliciting proxies for the proposed nominee (including such person's written consent to serve as a director if so elected) and certain information about the stockholder proposing to nominate that person. If the Chairman of the meeting determines that a nomination was not made in accordance with the nomination procedure, such nomination will be disregarded.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of March 5, 1998, with respect to the beneficial ownership of the Company's Common Stock of each director, each nominee for director, each named executive officer in the summary compensation table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals or entities.

                                                                   SHARES OF
                                                                  COMMON STOCK
                                                               BENEFICIALLY OWNED   PERCENT OF
NAME                                                                  (1)            CLASS (2)
------------------------------------------------------------  --------------------  -----------
Thomas J. Baldwin (3).......................................           38,430                *
Allen J. Bernstein (4)......................................          358,705             5.30%
John K. Castle..............................................            5,178                *
Lee M. Cohn.................................................              500                *
Dr. John J. Connolly........................................              400                *
Klaus W. Fritsch (5)........................................           15,000                *
David B. Pittaway...........................................            3,132                *
Dianne H. Russell...........................................              500                *
Allan C. Schreiber..........................................            6,250                *
Alan A. Teran...............................................              200                *
Baron Capital Group, Inc. (6)...............................          536,000             8.12%
Capital Group Companies, Inc. (6)...........................          415,000             6.28%
FMR Corp. (6)...............................................          837,400            12.68%
Goldman, Sachs & Co. (6)....................................          438,600             6.64%
Lazard Freres & Co. LLC (6).................................          449,500             6.81%
Massachusetts Financial Services Company (6)................          587,000             8.89%
Executive Officers and Directors as a Group
  (12 Persons) (7)..........................................          444,045             6.49%

------------------------

*   Represents less than 1%.

(1) Unless otherwise noted, the beneficial owners listed have sole voting and investment power over the shares listed.

(2) Percent of Class based upon 6,604,565 outstanding shares of Common Stock plus, for those persons who hold options for Common Stock, the number of shares of Common Stock beneficially owned by such person as of March 5, 1998.

(3) Includes beneficial ownership of 7,680 shares of Common Stock issuable upon exercise of outstanding options and beneficial ownership of 29,250 shares of Common Stock issuable upon exercise of outstanding incentive stock options issued under the Morton's Restaurant Group, Inc. Stock Option Plan ("Stock Option Plan"). Excludes shares of Common Stock issuable upon exercise of incentive stock options issued under the Stock Option Plan which are not exercisable by May 5, 1998.

(4) Includes beneficial ownership of 81,205 shares of Common Stock issuable upon exercise of outstanding options and beneficial ownership of 87,500 shares of Common Stock issuable upon exercise of outstanding incentive and non-qualified stock options issued under the Stock Option Plan. Excludes shares of Common Stock issuable upon exercise of incentive stock options and nonqualified stock options issued under the Stock Option Plan which are not exercisable by May 5, 1998.

(5) Includes beneficial ownership of shares of Common Stock issuable upon exercise of outstanding incentive stock options issued under the Stock Option Plan as follows: Klaus W. Fritsch (15,000) and Allan C. Schreiber (6,250). Excludes shares of Common Stock issuable upon exercise of incentive stock options issued under the Stock Option Plan which are not exercisable by May 5, 1998.

(6) Shares of Common Stock beneficially owned by Baron Capital Group, Inc. ("BCG"), Capital Group Companies, Inc. ("CGC"), FMR Corp., Goldman, Sachs & Co. ("GS&C"), Lazard Freres & Co. LLC ("Lazard") and Massachusetts Financial Services Company ("MFS") are listed according to reports on Schedule 13G as of December 31, 1997 filed as of February 18, 1998, February 11, 1998, February 10, 1998, February 17, 1998, February 18, 1998 and February 12, 1998, respectively. Based upon information set forth in such report on Schedule 13G filed by BCG, BCG is the beneficial owner of 536,000 shares or 8.12% of the Common Stock. BAMCO, Inc, a subsidiary of BCG, as a result of acting as investment advisor has shared voting and dispositive power over 500,000 or 7.57% of these shares. Baron Small Cap Fund, an investment company advised by BAMCO has shared voting and dispositive power over 350,000 or 5.30% of these shares. Mr. Ronald Baron through his control of BCG has shared voting and dispositive power over these 536,000 shares. Based upon information set forth in such report on
    Schedule 13G filed by CGC, CGC has sole dispositive power over 415,000 shares or 6.28% of the Common Stock. The Capital Research and Management Company, a wholly owned subsidiary of CGC is also a beneficial owner of these shares as a result of acting as investment advisor to SmallCap World Fund, Inc. which has sole voting power over these shares. Based upon information set forth in such report on Schedule 13G filed by FMR Corp., Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 837,400 shares or 12.68% of the Common Stock as a result of acting as investment advisor to several investment companies. Mr. Edward C. Johnson 3rd, FMR Corp., through its control of Fidelity, and the aforementioned investment companies each has sole dispositive power over these 837,400 shares. The ownership of one investment company, Fidelity Advisor Strategic Opportunities Fund, amounted to 404,800 shares or 6.13% of the Common Stock. The power to vote such shares resides with the aforementioned investment companies' Boards of Trustees. Based upon information set forth in such report on Schedule 13G filed by GS&C, GS&C has shared voting and dispositive power over 438,600 shares or 6.64% of the Common Stock. The Goldman Sachs Group, L.P. is also a beneficial owner of these shares and Goldman Sachs Trust, on behalf of Goldman Sachs Small Cap Value Fund, is a beneficial owner of 327,900, or 4.96%, of these shares. Based upon information set forth in such report on
    Schedule 13G filed by Lazard, Lazard has sole voting power over 442,700 shares or 6.70% and sole dispositive power over 449,500 shares or 6.81% of the Common Stock. Based upon information set forth in such report on
    Schedule 13G filed by MFS, MFS has sole voting and dispositive power over 587,000 shares or 8.89% of the Common Stock. MFS Series Trust II--MFS Emerging Growth Fund is also a beneficial owner of 500,000 or 7.57% of these shares

(7) Includes beneficial ownership of 95,885 shares of Common Stock issuable in the aggregate upon exercise of outstanding options granted to three persons and beneficial ownership of 146,750 shares of Common Stock issuable in the aggregate upon exercise of outstanding incentive and non-qualified stock options issued under the Stock Option Plan to officers of the Company. Excludes shares of Common Stock issuable upon exercise of incentive and nonqualified stock options issued under the Stock Option Plan which are not exercisable by May 5, 1998.

    The address of each of the directors, nominees for director and executive officers named in the table above is c/o Morton's Restaurant Group, Inc., 3333 New Hyde Park Road, New Hyde Park, New York 11042. The addresses for the other 5% beneficial owners of the Company's Common Stock are as follows: Baron Capital Group, Inc., 767 Fifth Avenue, 24th Floor, New York, NY 10153; Capital Group Companies, Inc., 333 South Hope Street, Los Angeles, CA 90071; FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109; Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004; Lazard Freres & Co. LLC, 30 Rockefeller Plaza, New York, NY 10020 and Massachusetts Financial Services Company, 500 Boylston Street, Boston, Massachusetts 02116.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth, for the Company's last three fiscal years (ended December 28, 1997, December 29, 1996 and December 31, 1995), the compensation of those persons who were, at December 28, 1997, (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company and (iii) William L. Hyde, Jr. who would have been included in clause (ii) above except for the fact that Mr. Hyde was no longer an executive officer of the Company at the end of fiscal 1997 (the "Named Officers"):

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                      -------------
                                                        ANNUAL COMPENSATION (1)        SECURITIES
                                                   ---------------------------------   UNDERLYING       ALL OTHER
                                                                SALARY      BONUS        OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                          YEAR        ($)         ($)           (#)             ($)
-------------------------------------------------  ---------  ----------  ----------  -------------  ---------------
Allen J. Bernstein...............................       1997  $  408,762  $  236,000     50,000      $  43,936(2)(3)
  Chairman of the Board, President and Chief            1996    $392,538    $150,000     50,000      $  43,561(4)(5)
  Executive Officer                                     1995    $377,384    $167,000       --        $  40,923(6)(7)

William L. Hyde, Jr.(8)..........................       1997  $  226,723  $  179,000       30,000    $  39,578(2)(3)
  Former President and Chief Operating Officer          1996    $298,038    $125,000       30,000    $  20,358(4)(5)
                                                        1995    $286,538    $130,000       40,000    $     17,358(6)

Thomas J. Baldwin................................       1997  $  204,808  $  115,000       20,000    $   3,645(2)(3)
  Executive Vice President, Chief Financial             1996    $186,923    $ 65,000       15,000    $   3,270(4)(5)
  Officer, Assistant Secretary and Treasurer            1995    $179,692    $ 75,000       --        $   2,000(6)(7)

Allan C. Schreiber...............................       1997  $  141,549      42,000        5,000    $   3,424(2)(3)
  Vice President, Real Estate                           1996    $135,000      --           25,000    $        270(4)
                                                        1995    $ 16,615      --           --              --

Klaus W. Fritsch.................................       1997  $  124,816  $   60,000        5,000    $      3,375(3)
  Vice Chairman and Co-Founder, Morton's of             1996    $119,012    $ 50,000     10,000      $      2,704(5)
  Chicago, Inc.                                         1995    $104,217    $ 25,000       --        $      1,571(7)

Thomas J. Walters(8).............................       1997  $  174,058  $   85,000       10,000    $      3,375(3)
  Former President, Morton's of Chicago, Inc.           1996    $139,712    $ 50,000       10,000    $      3,000(5)
                                                        1995    $114,620    $ 30,000       25,000    $      1,365(7)

------------------------

(1) Includes cash bonuses paid in the referenced fiscal year with respect to services rendered in the prior fiscal year. Excludes cash bonuses paid in the following fiscal year with respect to services rendered in the referenced fiscal year. Cash bonuses paid in 1998 with respect to services rendered in 1997, which bonuses are excluded from 1997 bonuses, are as follows: Allen J. Bernstein ($270,000), Thomas J. Baldwin ($125,000), Allan
    C. Schreiber ($85,000), Thomas J. Walters ($105,000) and Klaus W. Fritsch ($75,000).

(2) Represents or includes the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of: Allen J. Bernstein ($40,561), William L. Hyde, Jr. ($36,203), Thomas J. Baldwin ($270) and Allan C. Schreiber ($270).

(3) Includes employer contributions made by the Company pursuant to the Morton's Group Profit Sharing and Cash Accumulation Plan and Trust (the "Morton's Plan"), which is a retirement plan intended to be qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, for the benefit of: Allen J. Bernstein ($3,375), William L. Hyde, Jr. ($3,375), Thomas J. Baldwin ($3,375), Allan C. Schreiber ($3,154), Thomas J. Walters ($3,375) and Klaus W. Fritsch ($3,375).

(4) Represents or includes the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of: Allen J. Bernstein ($40,561), William L. Hyde, Jr. ($17,358), Thomas J. Baldwin ($270) and Allan C. Schreiber ($270).

(5) Includes employer contributions made by the Company pursuant to the Morton's Plan for the benefit of: Allen J. Bernstein ($3,000), William L. Hyde, Jr. ($3,000), Thomas J. Baldwin ($3,000), Thomas J. Walters ($3,000) and Klaus
    W. Fritsch ($2,704).

(6) Represents or includes the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of: Allen J. Bernstein ($39,123), William L. Hyde, Jr. ($17,358) and Thomas J. Baldwin ($200).

(7) Includes employer contributions made by the Company pursuant to the Morton's Plan for the benefit of: Allen J. Bernstein ($1,800), Thomas J. Baldwin ($1,800), Thomas J. Walters ($1,365) and Klaus W. Fritsch ($1,571).

(8) As of September 1997, William L. Hyde, Jr. resigned his position and is no longer an executive officer of the Company. As of February 1998, Thomas J. Walters resigned his position and is no longer an executive officer of the Company.

OPTIONS GRANTED IN LAST FISCAL YEAR

    The following table sets forth, for fiscal 1997, information concerning grants of stock options to the Named Officers:

                                                             INDIVIDUAL GRANTS
                                         ----------------------------------------------------------    POTENTIAL REALIZABLE
                                          NUMBER OF                                                   VALUE AT ASSUMED RATES
                                           SHARES                                                         OF STOCK PRICE
                                         UNDERLYING      % OF TOTAL                                      APPRECIATION FOR
                                           OPTIONS     OPTIONS GRANTED     EXERCISE                        OPTION TERM
                                           GRANTED     TO EMPLOYEES IN       PRICE      EXPIRATION   ------------------------
NAME                                       (#)(1)      FISCAL YEAR(2)      ($/SHARE)       DATE        5%($)        10%($)
---------------------------------------  -----------  -----------------  -------------  -----------  ----------  ------------
Allen J. Bernstein.....................      50,000           24.48%       $  15.125        5/1/07   $  475,606  $  1,205,236
William L. Hyde, Jr. (3)...............      30,000            14.6%       $  15.125        5/1/07   $  285,363  $    723,141
Thomas J. Baldwin......................      20,000             9.8%       $  15.125        5/1/07   $  190,242  $    482,094
Allan C. Schreiber.....................       5,000             2.4%       $  15.125        5/1/07   $   47,561  $    120,524
Thomas J. Walters (3)..................      10,000             4.9%       $  15.125        5/1/07   $   95,121  $    241,047
Klaus W. Fritsch.......................       5,000             2.4%       $  15.125        5/1/07   $   47,561  $    120,524

------------------------

(1) Options granted under the Stock Option Plan. Such options vest and become exercisable with respect to 25% of the shares subject thereto two years after the date of grant and, thereafter, options with respect to 25% of the shares subject thereto will vest and become exercisable on each of the third, fourth and fifth anniversary of the date of grant, provided that the grantee remains in the employ of the Company. Vested options may not be exercised beyond three months after the grantee ceases to be employed by the Company.

(2) Based on a total of 205,100 options granted to 86 employees of the Company.

(3) As a result of termination of employment with the Company, the respective stock options were terminated.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth, for fiscal 1997, information concerning the exercise of options by the Named Officers and the value of unexercised options of the Named Officers:

                                                                          NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                              SHARES                      OPTIONS AT FY-END(#)          AT FY-END($)(1)
                                            ACQUIRED ON      VALUE     --------------------------  --------------------------
NAME                                        EXERCISE(#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------------  -------------  -----------  -----------  -------------  -----------  -------------
Allen J. Bernstein.......................       65,000    $ 1,488,263     156,205       125,000    $ 2,294,989   $   865,625
William L. Hyde, Jr......................       11,000    $   276,188      --            --            --            --
Thomas J. Baldwin........................       15,000    $   313,950      33,180        42,500    $   387,205   $   282,813
Allan C. Schreiber.......................       --            --           --            30,000        --        $   216,875
Thomas J. Walters........................        7,750    $    74,844      --            40,250        --        $   307,219
Klaus W. Fritsch.........................       --            --           12,500        17,500    $   122,188   $   125,313

--------------------------

(1) Based upon the closing sale price of $19.75 per share of the Company's Common Stock on December 28, 1997 on the New York Stock Exchange minus the respective option exercise price.

    The Company has not awarded stock appreciation rights to any employee and has no long term incentive plans, as that term is defined in the regulations of the Securities and Exchange Commission (the "SEC"). The Company has a stock option plan and bonus plans. During fiscal 1997, the Company did not adjust or amend the exercise price of stock options awarded to the Named Officers, whether through amendment, cancellation or replacement grants, or other means. Also, the Company presently has no defined benefit or actuarial plans covering any employees of the Company.

COMPENSATION OF DIRECTORS

    Each non-officer director of the Company is entitled to receive directors' fees at the rate of $15,000 per year. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or committees of the Board.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL CONTRACTS

    Pursuant to a Second Amended and Restated Employment Agreement dated as of February 28, 1995, between the Company and Allen J. Bernstein, Mr. Bernstein serves as Chairman of the Board, President and Chief Executive Officer of the Company. His current annual base salary of $425,000 is subject to minimum adjustments based upon increases in the Consumer Price Index for Urban Wage Earners and Clerical Workers. In addition, Mr. Bernstein is eligible to receive an annual bonus of up to 120% of his base salary based upon the Company attaining a profitability target, which in the discretion of the Board of Directors may be based on net income, operating income, net cash flow (adjusted for nonrecurring items) or any other basis it considers appropriate. Mr. Bernstein's employment agreement is terminable by the Company upon 60 months written notice or at any time for cause (as defined in such employment agreement) and by Mr. Bernstein in the event of non-payment of amounts due under the agreement or if he is assigned duties inconsistent with his capacity as Chief Executive Officer of the Company. In the event of such a termination by Mr. Bernstein or in the event of a termination by the Company for any reason other than cause, death or disability, Mr. Bernstein is entitled to receive either (i) severance pay for a 60 month period following such termination or the delivery of the Company's notice of termination (the "Measuring Date"), in an amount equal to his base salary, a pro rated bonus for the year in which the Measuring Date occurs plus continuance of certain fringe benefits or (ii) at Mr. Bernstein's election (the "Election"), a lump-sum payment equal to 60 multiplied by $41,000. Upon Mr. Bernstein's acquisition of alternative employment, the Company's monthly obligation to Mr. Bernstein will be reduced to $30,600 (if Mr. Bernstein has not made the Election). If, however, Mr. Bernstein had made the Election and acquires alternative employment, he shall repay to the Company an amount equal to the product of $10,503 and a number equaling the difference between 60 and the number of months between the Measuring Date and the date Mr. Bernstein commences such new employment.

    Pursuant to an employment agreement effective as of January 31, 1994, as amended December 15, 1994 and February 1, 1997 between the Company and William
L. Hyde, Jr., Mr. Hyde served as President and Chief Operating Officer of the Company. This employment agreement was terminated on September 18, 1997.

    Effective December 15, 1994, the Company entered into change of control agreements with Allen J. Bernstein and Thomas J. Baldwin (the "Change of Control Agreements"). The Change of Control Agreements have a three-year term, subject to automatic renewal for additional three-year periods on each third anniversary of the Agreements unless the Company gives the executive at least 60 days' prior notice that the Agreement will not be so extended. Pursuant to these Agreements, the Company agrees to continue the executive in its employ for a three-year period (the "Continuation Period") following a "Change of Control" (as such term is defined in the applicable Change of Control Agreement). If, during the Continuation Period, the executive's employment is terminated by the Company other than for "cause" or if the executive terminates his employment with the Company for "good reason" (as such terms are defined in the applicable Change of Control Agreement), the Company is required to make a cash lump sum payment to the executive equal to 2.99 times his base amount, as computed under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), less any severance payments payable to such executive pursuant to employment agreements, where applicable; subject to reduction to the extent the total amount received by the executive under the Change of Control Agreements and any other agreement by reason of a Change of Control would constitute a "parachute payment" under Section 280G(b)(2) of the Internal Revenue Code. In addition, for a period of at least three years after such termination the Company is required to continue to provide the executive with welfare benefits similar to those received by him when employed by the Company. In general, an individual's base amount as used above is the average annual compensation included in the gross income of such individual for the most recent five taxable years ending before a Change of Control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Stock Option Committee of the Board of Directors consists of John K. Castle, Lee M. Cohn and Dr. John J. Connolly. No member of the Compensation and Stock Option Committee is a former or current officer or employee of the Company or any of its subsidiaries. In addition, except as set forth below, there are no relationships among the Company's executive officers, members of the Compensation and Stock Option Committee or entities whose executives serve on the Board of Directors or the Compensation and Stock Option Committee that require disclosure under applicable SEC regulations. During fiscal 1997, in exchange for consulting services provided by the Company to Charlie Browns Acquisition Corp. ("CBAC") and Castle Harlan Partners III, L.P. ("CHPIII") in connection with CHPIII's acquisition of a controlling interest in CBAC and CBAC 's acquisition of Charlie Browns, Inc., the Company received a $252,000 consulting fee from CBAC and for a nominal amount, received a common equity interest representing approximately 1.1% of CBAC. Mr. David B. Pittaway is a Director of the Company and also is a member of the Board of Directors of CBAC. Mr. Allen J. Bernstein, Chairman, President and Chief Executive Officer of the Company, and Mr. Thomas J. Baldwin, Executive Vice President of the Company, received individual consulting fees from CBAC and purchased shares of common stock of CBAC. CHPIII is indirectly controlled by Mr. John K. Castle, a Director of the Company. During fiscal 1997, the Company received $491,682 in exchange for its equity interest in McCormick and Schmick Holding Corp. ("M&S"). Mr. Allen J. Bernstein and Mr. David B. Pittaway previously served as members of the Board of Directors of M&S.

COMPENSATION COMMITTEE REPORT

    OVERVIEW AND PHILOSOPHY. The Compensation and Stock Option Committee (the "Committee") is composed entirely of non-management directors. It has been delegated the authority to review and approve the remuneration arrangements for the Chief Executive Officer and each of the other executive officers of the Company. In addition, the Committee reviews the benefit plans for employees of the Company and administers the Stock Option Plan and approves grants to be made in connection therewith.

    The Company's executive compensation is based upon three primary components: base salary, annual bonuses and grants of stock options. Such compensation also includes participation in various benefit plans generally available to employees of the Company. The objectives of the Committee in determining the type and amount of such executive officer compensation are to attract and retain superior talent and to align the interests of management with the best interests of stockholders.

    To motivate management to enhance profitability and stockholder returns, the Chief Executive Officer and other officers are paid an annual bonus based upon the Company attaining certain performance-related targets as described below, and participation in the Stock Option Plan provides the executive officers with the opportunity to build substantial ownership interest in the Company.

    Changes to Section 162(m) of the Internal Revenue Code may, effective for tax years beginning on or after January 1, 1994, limit the Company's deductions for any remuneration in excess of $1 million that is paid to certain executive officers. The Committee intends that the deduction for any compensation paid to any executive officer for the 1998 fiscal year will not be limited by Section 162(m) of the Code.

    CASH COMPENSATION. Cash compensation typically consists of a base salary plus an annual performance bonus. The base salaries for the Chief Executive Officer is fixed under such officers' employment agreement which is described above under the caption "Employment Contracts and Change of Control Contracts." The base salaries for the other executive officers and annual performance bonuses are also determined by the Committee, in each case based upon prevailing economic and business conditions and opportunities, performance by comparable organizations, performance of individual executives, stockholder value and such other criteria as the Committee deems relevant. No particular weightings are assigned by the Committee to any such factors. The Company paid bonuses to the Named Officers as described above in the Summary Compensation Table under the caption "Executive Compensation."

    STOCK OPTION PLAN. The executive officers, as well as other employees of the Company, are eligible to participate in the Stock Option Plan. The purpose of the Stock Option Plan is to motivate and retain employees who are responsible for the attainment of the primary long-term performance goals of the Company. The Stock Option Plan is administered by the Committee. The Committee believes that awards made under the Stock Option Plan provide the necessary long-term incentive to focus managers on building profitability and stockholder value. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms upon which option grants shall be made and the number of shares subject to each option, all subject to the terms and conditions of the Stock Option Plan. The Committee granted options to six executive officers under the Stock Option Plan as described above under the caption "Options Granted in Last Fiscal Year." The Committee believes that such awards provide the necessary long-term incentive to focus managers on building profitability and stockholder value.

    In determining base salaries and annual bonuses, the Committee considered the individual experience and performance of each executive officer as well as the competitive marketplace to hire and retain qualified executives at the appropriate level relative to the position, responsibilities and performance of such executives. The Committee sets base salaries at levels which the Committee believes are competitive with those of comparable executives at similarly situated corporations.

    OTHER COMPENSATION. The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees.

    In addition, during fiscal 1994 the Company entered into Change of Control Agreements with certain of its executive officers as described above under the caption "Employment Contracts and Change of Control Contracts."

    In addition, certain executive officers are eligible to participate in the Morton's Plan, which is described above in note 3 to the Summary Compensation Table. Within certain limits prescribed by the Morton's Plan and applicable law, the Company may authorize discretionary employer contributions subject to certain limits, pro rata based upon compensation to eligible employees to a retirement account. The Company made profit sharing contributions to all of the Named Officers, as described in the Summary Compensation Table.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION. The base salary of the Chief Executive Officer is fixed under his employment agreement. The employment agreement was amended and restated as of February 28, 1995 and is terminable by the Company upon 60 months' written notice.

    The bonus paid thereunder is determined by the Committee based upon certain performance-related targets being obtained. At the beginning of each fiscal year the Committee establishes the profitability target which, in its discretion, may be based on net income, operating income, net cash flow (adjusted for nonrecurring items) or any other basis it considers appropriate. No particular weightings are assigned by the Committee to any such factors. The Chief Executive Officer is eligible to receive an annual bonus of up to 120% of his base salary based upon the Company attaining such target. The payment of an annual bonus and granting of options to the Chief Executive Officer are designed to motivate the Chief Executive Officer to enhance profitability and stockholder returns.

    The Company also entered into a Change of Control Agreement with the Chief Executive Officer as described above under the caption "Employment Contracts and Change of Control Contracts" in fiscal 1994.

                                          John K. Castle
                                          Lee M. Cohn
                                          John J. Connolly

                                          Members of the Compensation
                                          and Stock Option Committee

PERFORMANCE GRAPH

    Set forth below is a line-graph presentation comparing the cumulative stockholder return, calculated on a dividend reinvested basis, for the Company's Common Stock, against the cumulative total returns of the NASDAQ Composite Stock Index and the Nation's Restaurant News Stock Index for the period from commencement of public trading of the Common Stock on June 3, 1992 through December 28, 1997. The graph assumes $100 was invested in the Company's Common Stock, the NASDAQ Composite Stock Index and the Nation's Restaurant News Stock Index on June 3, 1992. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 MORTON'S RESTAURANT GROUP, INC. COMMON STOCK,
          NASDAQ COMPOSITE AND NATION'S RESTAURANT NEWS STOCK INDICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 DOLLARS

                                                                                                     Nation's Restaurant News Stock
           Morton's Restaurant Group, Inc. Common Stock Index     NASDAQ Composite Stock Index                                Index
6/3/92                                               $ 100.00                         $ 100.00                             $ 100.00
12/31/92                                               157.50                           116.31                               124.98
12/31/93                                               122.50                           132.71                               113.10
1/1/95                                                 120.00                           129.76                               111.53
12/31/95                                               112.50                           184.55                               158.02
12/29/96                                               160.66                           227.45                               160.00
12/28/97                                               197.50                           278.77                               167.98

                              CERTAIN TRANSACTIONS

    On October 21, 1996, BankBoston, NA (formerly known as The First National Bank of Boston), which was previously the sole provider of the Company's $32.5 million credit facility, syndicated $7.5 million of the credit facility to Imperial Bank. Ms. Dianne Russell is a senior officer of Imperial Bank as well as a Director of Morton's Restaurant Group, Inc.

    See also "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

                            APPOINTMENT OF AUDITORS
                                  (PROPOSAL 2)

    Subject to ratification by stockholders at the Annual Meeting, the Board of Directors of the Company, upon recommendation of the Audit Committee, has reappointed KPMG Peat Marwick LLP as independent auditors to audit the books and accounts of the Company for the fiscal year ending December 27, 1998.

    A representative of KPMG Peat Marwick LLP is expected to be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented and entitled to vote, at the Annual Meeting, is required to approve Proposal 2.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR RATIFICATION OF THE RE-APPOINTMENT OF AUDITORS.

                            STOCKHOLDERS' PROPOSALS

    Proposals of stockholders to be presented at the annual meeting to be held in 1999 must be received by November 25, 1998 in order for such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to such meeting. Stockholders who do not present proposals for inclusion in the Proxy Statement but who still intend to submit a proposal at the 1999 annual meeting, and stockholders who intend to submit nominations for directors at the meeting, are required to notify the Secretary of the Company of their proposal or nominations, and provide certain other information, in accordance with and during the time period set forth in the Company's Certificate of Incorporation and By-laws. See "Election of Directors--Meetings of the Board of Directors and Committees" for a brief summary of the procedure and time period for submitting nominations for directors. Additional information and a copy of the Certificate of Incorporation and By-laws may be obtained from the Secretary of the Company, Morton's Restaurant Group, Inc., 3333 New Hyde Park Road, New Hyde Park, New York 11042.

      REPORTING UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, except as noted below, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 28, 1997. In 1997, reports were not timely filed when Alan A. Teran purchased and sold stock of Morton's Restaurant Group, Inc. (no gain was recognized on the sale of the stock) and when Mark Running became an executive officer of Bertolini's Restaurants, Inc.

The failure to file such forms was inadvertent and there were no transactions required to be reported on such forms on the date they were required to be filed.

                                 OTHER BUSINESS

    The management of the Company is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

                           INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                           ANNUAL REPORT ON FORM 10-K

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SEC ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO THOMAS J. BALDWIN, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MORTON'S RESTAURANT GROUP, INC., 3333 NEW HYDE PARK ROAD, NEW HYDE PARK, NEW YORK 11042.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                        By order of the Board of Directors

                                        Agnes Longarzo

                                        SECRETARY

March 25, 1998

                 (This page has been left blank intentionally.)

    ----------------------------------------------------------------------
                            THIS IS YOUR PROXY.
                          YOUR VOTE IS IMPORTANT.

      Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.
    ----------------------------------------------------------------------






                                                          DETACH HERE
/ X /  Please mark
       votes as in
       this example.

       This Proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted
       FOR the election of Directors and FOR Proposal 2.
-------------------------------------------------------------------------------------------------------------------------------
                               The Board of Directors recommends a vote FOR Proposals 1 and 2.
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                   FOR       AGAINST    ABSTAIN
       1. Election of Directors                              2. Selection of KPMG Peat Marwick    /   /      /    /      /    /
                                                                LLP as the Company's
          Nominees:  Allen J. Bernstein and John K. Castle      Independent Auditors.

             /   /   FOR BOTH            /   / WITHHELD
                     NOMINEES                  FROM BOTH
                                               NOMINEES

       /   /____________________________________________
            For nominees except as noted above               MARK HERE IF YOU PLAN TO ATTEND THE MEETING                  /   /

                                                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                /   /


                                                             Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:_________________________________Date:____________    Signature:___________________________________Date:_____________

                                  DETACH HERE

                                    PROXY

                      MORTON'S RESTAURANT GROUP, INC.

Solicited on Behalf of the Board of Directors of Morton's Restaurant Group, Inc.

     The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 25, 1998 in connection with the Annual Meeting to be held at 9:00 a.m. on May 12, 1998 at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, and hereby appoints Thomas J. Baldwin and David B. Pittaway, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of MORTON'S RESTAURANT GROUP, INC. registered in the name provided herein which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the Undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement and on such other matters as may properly come before the meeting.

     If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

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SEE REVERSE                                                     SEE REVERSE
  SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
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